Exhibit 10.18.1

FIRST AMENDMENT OF
HUMACYTE, INC.
2005 STOCK OPTION PLAN

THIS FIRST AMENDMENT of Humacyte, Inc. 2005 Stock Option Plan is dated as of March 31, 2008.

WHEREAS, the Board of Directors of Humacyte, Inc. (the “Company”) has adopted and the shareholders of the Company have approved the Humacyte, Inc. 2005 Stock Option Plan (the “Plan”); and

WHEREAS, the Board of Directors determines that it is in the best interest of the Company to amend the Plan in order to increase the number of shares of common stock issuable pursuant to options granted under the Plan from Seven Hundred Ten Thousand Two Hundred Fifty-Four (710,254) shares to Two Million Two Hundred Ten Thousand Two Hundred Fifty-Four (2,210,254) shares.

NOW, THEREFORE, the Plan shall be amended as follows:

1. The first sentence of Paragraph 5.1 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

“Subject to adjustment as provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be Two Million Two Hundred Ten Thousand Two Hundred Fifty-Four (2,210,254), of which not more than one third may be granted as Awards of Restricted Stock or unrestricted Stock Awards.”

2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

IN WITNESS WHEREOF, the undersigned hereby certifies that this First Amendment was duly adopted by the Board of Directors as of March 31, 2008 and by the shareholders of the Company as of August 26, 2008.

HUMACYTE, INC.
[CORPORATE SEAL]

		By:	/s/ Geoffrey R. Erickson
ATTEST:			Geoffrey R. Erickson President and CEO

By:	/s/ Shannon L.M. Dahl
Secretary